FOR IMMEDIATE RELEASE

Contact:

        Jeffrey W. Farrar

        Executive Vice President and CFO

        (540) 829-1603

        farrarj@vfgi.net

VIRGINIA FINANCIAL GROUP, INC. ANNOUNCES 9.4%

GROWTH IN EARNINGS FOR 2003

Virginia Financial Group, Inc. (NASDAQ: VFGI) today reported earnings for the year 2003 of $13.5 million, an increase of 9.4% over 2002 earnings of $12.3 million. Diluted earnings per share amounted to $1.88 per share for the year 2003, an increase of 11.2% over 2002 earnings of $1.69 per diluted share. Excluding the effects of costs associated with acquisition related merger and integration costs, operating earnings amounted to $13.9 million or $1.94 per diluted share, an increase of 9.4% over 2003 operating earnings of $12.7 million or $1.75 per diluted share.

For the fourth quarter of 2003, earnings amounted to $3.1 million or $.43 per diluted share, equaling the $3.1 million or $.43 per diluted share in 2002. Excluding the net of tax effects of costs associated with acquisition related merger and integration costs, VFG’s operating earnings for the fourth quarter amounted to $3.4 million or $.48 per diluted share, a 5.6% increase compared to $3.2 million or $.45 per diluted share in the comparable quarter of 2002.

VFG’s fourth quarter 2003 earnings produced an annualized return on average assets of .89% and an annualized return on average equity of 10.36%. Excluding the effects of net of tax costs associated with acquisition related integration and start-up charges of $345 thousand for the quarter, the annualized return on average assets was 1.00% and the annualized return on equity was 11.99%.

Earnings for the twelve-month period produced an annualized return on average assets of 1.13% and an annualized return on average equity of 11.56%. Excluding the effects of costs associated with net of tax branch acquisition related integration and start-up charges of $516 thousand, the annualized return on average assets was 1.16% and the annualized return on equity was 12.00%.

“We are pleased to report record earnings for the year” said President and Chief Executive Officer O.R. Barham, Jr. “We are particularly proud of our balance sheet growth in what has been a challenging economic environment, with loan growth exceeding a 29% percent growth rate for the year. If we exclude the $77 million in outstanding loans purchased in connection with the acquisition of eight First Virginia Branches, our organic loan growth rate measured in at 18.5%. Approximately half of this organic growth was generated from our loan production offices in Charlottesville and Lynchburg. Our 2003 financial performance was driven by this balance sheet growth and non-interest income sources of revenue. While the fourth quarter was impacted by non-operating costs associated with the branch purchase and a 46.9% decline in mortgage revenue, we remain optimistic about earnings expectations for 2004.”

Tax equivalent net interest income amounted to $12.6 million for the quarter ended December 31, 2003, an increase of $1.5 million or 13.6% over the same period in 2002. This improvement was attributable to a $259.1 million or 25.3% increase in average earning assets for the quarter. Tax equivalent net interest income for the year amounted to $45.8 million, an increase of $3.0 million or 7.1% from the year 2002. Like most financial institutions in this historically low rate environment, VFG has experienced some margin contraction. This contraction was elevated in the fourth quarter by the purchase of eight First Virginia branches, which gave the Company approximately $100 million in cash to redeploy during the quarter. The Company’s net interest margin was 3.91% for the quarter, compared to 4.12% last quarter and 4.31% for the fourth quarter in 2002. VFG’s tax equivalent net interest margin for the year 2003 was 4.16%, compared to 4.30% for the year 2002.

Noninterest income was $3.5 million for the fourth quarter of 2003, a decrease of $86 thousand or 2.4% compared with the same period in 2003. This decrease was primarily driven by a 46.9% decrease in mortgage revenue when compared to the same period in 2002. A 27.8% increase in fees associated with retail banking services offset most of this decline. Mortgage banking revenue amounted to $591 thousand for the quarter, compared to $1.1 million for the same period in 2002 and $1.3 million for the third quarter of 2003. VFG experienced a record volume of mortgage originations in 2003. While mortgage origination and sale activity are projected to decline in 2004, VFG anticipates a proportional decline in mortgage banking operating costs.

Noninterest expense increased to $10.8 million for the fourth quarter of 2003, an increase of 12.5% compared to $9.6 million for the same period in 2002. For the year, noninterest expense increased to $39.0 million, an increase of 11.1% compared to $35.1 million for the year 2002. Included in these increases are non-operating expenses of $476 thousand for the quarter and $708 thousand for the year associated with the integration of eight First Virginia Branches. Other components of this increase include higher costs associated with compensation and benefits, including the establishment of loan production offices in Charlottesville and Lynchburg, mortgage originator commissions, medical and pension benefits, and other incentive related accruals.

VFG’s credit quality continues to be sound and compares favorably with its peer group. Nonperforming assets were $7.3 million at December 31, 2003, representing a ratio of non-performing assets to total assets of .53%, and a ratio to period-end loans and other real estate owned of .80%. This compares to .55% and .88% on a linked-quarter comparison, and .72% and 1.15% for year end 2002. Net charge-offs as a percentage of average loans receivable amounted to .03% for the quarter, compared to .01% on a linked - quarter comparison and .07% for the fourth quarter in 2003. Net charge-offs were .09% of average loans for the year ended December 31, 2003, compared to .10% for the year ended December 31, 2002.

At December 31, 2003, total assets were $1.39 billion, up 24.5% from $1.11 billion at December 31, 2002. Deposits increased to $1.21 billion, up 26.2% from $959.8 million at December 31, 2002.

On January 20, 2004, the Board of Directors approved a quarterly dividend of $.19 per share, payable on February 23, 2004 to stockholders of record on January 30, 2004. This dividend represents annualized yield of 2.1% on VFG’s most recent closing price.

The combined company is the holding company for Planters Bank & Trust Company of Virginia-in Staunton; Second Bank & Trust-in Culpeper; Virginia Heartland Bank-in Fredericksburg and Virginia Commonwealth Trust Company-in Culpeper. The organization maintains a network of thirty-eight branches serving a contiguous market in Central and Southwest Virginia. It also has loan production offices located in Charlottesville and Lynchburg.

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This press release contains forward-looking statements as defined by federal securities laws. These statements may address certain results that are expected or anticipated to occur or otherwise state the company’s predictions for the future. These particular forward-looking statements and all other statements that are not historical facts are subject to a number of risks and uncertainties, and actual results may differ materially. Such factors include but are not limited to: general economic conditions, significant fluctuations in interest rates that could reduce net interest margin; difficulties in executing integration plans: reduction of fee income from existing products due to market conditions; and the amount of growth in the company’s general and administrative expenses. Consequently, these cautionary statements qualify all forward-looking statements made herein. Please refer to VFGI’s filings with the Securities and Exchange Commission for additional information.

This press release contains financial information that excludes non-operating charges to arrive at what management considers being core operating results. Such information is not in accordance with generally accepted accounting principles (GAAP) and should not be construed as such. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information not be viewed as a substitute for GAAP.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands)

	For the Three Months Ended
	12/31/2003	12/31/2002
Interest Income
Interest and fees on loans	13,609	12,560
Interest on deposits in other banks	28	3
Interest on investment securities:
Taxable	103	149
Interest and dividends on securities available for sale:
Taxable	2,455	2,156
Nontaxable	791	893
Dividends	99	99
Interest income on federal funds sold	19	87
Total Interest Income	17,104	15,947

Interest Expense
Interest on deposits	4,753	5,094
Interest on Federal Home Loan Bank advances	161	205
Interest on federal funds repurchased and securities sold
under agreements to repurchase	30	53
Interest on other short-term borrowings	36	2
Total Interest Expense	4,980	5,354

Net Interest Income	12,124	10,593
Provision for loan losses	322	400
Net Interest Income after Provision for Loan Losses	11,802	10,193

Other Income
Service charges on deposit accounts	1,630	1,275
Commissions and fees from fiduciary activities	640	660
Investment fee income	131	74
Other operating income	432	437
Gains (losses) on securities available for sale	6	38
Gains (losses) on other real estate owned	—	1
Gains (losses) on sale of fixed assets	92	11
Fees on mortgage loans sold	591	1,112
Total Other Income	3,522	3,608

Other Expense
Compensation and employee benefits	5,609	5,356
Net occupancy expense	639	507
Supplies and equipment	1,389	1,304
Computer services	244	(395)
Professional fees	386	186
Other operating expenses	2,488	2,604
Total Other Expense	10,755	9,562
Income Before Income Tax Expense	4,569	4,239
Income tax expense	1,492	1,139
Net Income	3,077	3,100

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands)

	For the Twelve Months Ended
	12/31/2003	12/31/2002
Interest Income
Interest and fees on loans	49,990	50,170
Interest on deposits in other banks	59	7
Interest on investment securities:
Taxable	440	655
Interest and dividends on securities available for sale:
Taxable	8,411	8,692
Nontaxable	3,522	3,502
Dividends	358	314
Interest income on federal funds sold	188	468
Total Interest Income	62,968	63,808

Interest Expense
Interest on deposits	18,434	22,016
Interest on Federal Home Loan Bank advances	694	811
Interest on federal funds repurchased and securities sold under agreements to repurchase	189	266
Interest on other short-term borrowings	40	8
Total Interest Expense	19,357	23,101

Net Interest Income	43,611	40,707
Provision for loan losses	1,290	1,602
Net Interest Income after Provision for Loan Losses	42,321	39,105

Other Income
Service charges on deposit accounts	5,773	4,300
Commissions and fees from fiduciary activities	2,802	2,988
Investment fee income	582	453
Other operating income	1,315	1,524
Gains (losses) on securities available for sale	441	231
Gains (losses) on other real estate owned	20	55
Gains (losses) on sale of fixed assets	93	11
Fees on mortgage loans sold	4,201	3,159
Total Other Income	15,227	12,721

Other Expense
Compensation and employee benefits	21,883	20,019
Net occupancy expense	2,318	1,939
Supplies and equipment	4,229	3,457
Computer services	1,146	959
Professional fees	961	620
Other operating expenses	8,470	8,121
Total Other Expense	39,007	35,115

Income Before Income Tax Expense	18,541	16,711
Income tax expense	5,049	4,376
Net Income	13,492	12,335

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

	For the Three Months Ended		Percent Increase (Decrease)
	12/31/2003	12/31/2002
INCOME STATEMENT
Interest income—taxable equivalent	17,606	16,471	6.89%
Interest expense	4,980	5,354	-6.99%
Net interest income—taxable equivalent	12,626	11,117	13.57%
Less: taxable equivalent adjustment	502	524	-4.20%
Net interest income	12,124	10,593	14.45%
Provision for loan and lease losses	322	400	-19.50%
Net interest income after provision for loan and lease losses	11,802	10,193	15.79%
Noninterest income	3,522	3,608	-2.38%
Noninterest expense	10,755	9,562	12.48%
Provision for income taxes	1,492	1,139	30.99%
Net income	3,077	3,100	-0.74%
PER SHARE DATA
Basic earnings	$0.43	$0.43	0.00%
Diluted earnings	$0.43	$0.43	0.00%
Shares outstanding	7,152,885	7,176,741
Weighted average shares—
Basic	7,150,864	7,221,207
Diluted	7,191,748	7,250,260
Shares repurchased	—	86,776
Average price of shares repurchased	$—	$32.36
Dividends paid on common shares	$0.19	$0.18
PERFORMANCE RATIOS
Return on average assets	0.89%	1.11%	-19.82%
Return on average equity	10.36%	10.76%	-3.72%
Return on average realized equity (A)	10.69%	11.34%	-5.73%
Net yield on earning assets (taxable equivalent)	3.91%	4.31%	-9.28%
Efficiency (taxable equivalent) (B)	64.09%	63.46%	0.99%
ASSET QUALITY
Allowance for loan losses
Beginning of period	9,658	9,233
Provision for loan losses	322	400
Charge offs	(277)	(489)
Recoveries	40	36
End of period	9,743	9,180

NOTES: Applicable ratios are annualized

(A)	Excludes the effect on average shareholders’ equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.
(B)	Excludes foreclosed property expense and non-recurring items for all periods.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

	For the Twelve Months Ended		Percent Increase (Decrease)
	12/31/2003	12/31/2002
INCOME STATEMENT
Interest income—taxable equivalent	65,168	65,887	-1.09%
Interest expense	19,357	23,101	-16.21%
Net interest income—taxable equivalent	45,811	42,786	7.07%
Less: taxable equivalent adjustment	2,200	2,079	5.82%
Net interest income	43,611	40,707	7.13%
Provision for loan and lease losses	1,290	1,602	-19.48%
Net interest income after provision for loan and lease losses	42,321	39,105	8.22%
Noninterest income	15,227	12,721	19.70%
Noninterest expense	39,007	35,115	11.08%
Provision for income taxes	5,049	4,376	15.38%
Net income	13,492	12,335	9.38%
PER SHARE DATA
Basic earnings	$1.89	$1.70	11.18%
Diluted earnings	$1.88	$1.69	11.24%
Shares outstanding	7,152,885	7,176,741
Weighted average shares—
Basic	7,155,814	7,268,797
Diluted	7,191,683	7,297,026
Shares repurchased	28,507	127,676
Average price of shares repurchased	$28.68	$31.58
Dividends paid on common shares	$0.76	$0.72
PERFORMANCE RATIOS
Return on average assets	1.13%	1.15%	-1.74%
Return on average equity	11.56%	11.09%	4.24%
Return on average realized equity (A)	12.12%	11.51%	5.30%
Net yield on earning assets (taxable equivalent)	4.16%	4.30%	-3.26%
Efficiency (taxable equivalent) (B)	63.28%	62.23%	1.69%
ASSET QUALITY
Allowance for loan losses
Beginning of period	9,180	8,266
Provision for loan losses	1,290	1,602
Charge offs	(956)	(963)
Recoveries	229	275
End of period	9,743	9,180
Allowance as a percent of total loans	1.06%	1.31%
Nonaccrual loans	2,677	940
Other real estate owned	136	894
Restructured debt	4,525	6,547
Total nonperforming assets	7,338	8,381
Loans past due 90 days accruing interest	25	104
Nonperforming assets to loans and other real estate owned	0.80%	1.19%

NOTES: Applicable ratios are annualized

(A)	Excludes the effect on average shareholders’ equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.
(B)	Excludes foreclosed property expense and non-recurring items for all periods.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

	For the Twelve Months Ended		Percent Increase (Decrease)
	12/31/2003	12/31/2002
SELECTED BALANCE SHEET DATA
End of period balances
Securities available for sale	356,180	292,212	21.89%
Securities held to maturity	5,837	7,050	-17.21%
Total securities	362,017	299,262	20.97%
Real estate—construction	94,372	57,032	65.47%
Real estate—1-4 family residential	308,581	251,020	22.93%
Real estate—commercial and multifamily	394,700	282,720	39.61%
Commercial, financial and agricultural	76,075	64,146	18.60%
Consumer loans	50,163	55,873	-10.22%
All other loans	3,972	7,416	-46.44%
Total loans	927,863	718,207	29.19%
Allowance for loan losses	(9,743)	(9,180)	6.13%
Other earning assets	1,459	26,757	-94.55%
Total earning assets	1,291,339	1,044,226	23.66%
Total assets	1,387,476	1,114,905	24.45%
Non-interest bearing deposits	216,560	171,412	26.34%
Money market & interest checking	373,225	280,203	33.20%
Savings	136,757	106,519	28.39%
CD’s and other time deposits	484,232	401,688	20.55%
Total deposits	1,210,774	959,822	26.15%
Short-term borrowed funds	39,681	20,195	96.49%
Federal Home Loan Bank advances	9,140	12,220	-25.20%
Total interest-bearing liabilities	1,043,035	820,825	27.07%
Total shareholders’ equity	119,588	114,371	4.56%
Average balances
Securities, at amortized cost	314,337	290,093	8.36%
Loans	770,280	675,416	14.05%
Other earning assets	15,976	29,592	-46.01%
Total earning assets	1,100,593	995,101	10.60%
Total assets	1,197,286	1,069,079	11.99%
Non-interest bearing deposits	210,170	155,061	35.54%
Money market & interest checking	308,431	256,442	20.27%
Savings	117,814	102,220	15.26%
CD's and other time deposits	425,850	408,041	4.36%
Total deposits	1,062,265	921,764	15.24%
Short-term borrowed funds	25,064	18,881	32.75%
Federal Home Loan Bank advances	10,355	12,332	-16.03%
Total interest-bearing liabilities	887,514	797,916	11.23%
Total shareholders' equity	116,739	111,255	4.93%

	For the Three Months Ended		Percent Increase (Decrease)
	12/31/2003	12/31/2002
Average Balances
Securities, at amortized cost	354,609	303,902	16.69%
Loans	882,989	696,339	26.80%
Other earning assets	46,998	25,303	85.74%
Total earning assets	1,284,596	1,025,544	25.26%
Total assets	1,372,613	1,117,118	22.87%
Non-interest bearing deposits	210,170	155,061	35.54%
Money market & interest checking	366,935	276,826	32.55%
Savings	137,686	106,015	29.87%
CD's and other time deposits	488,044	403,164	21.05%
Total deposits	1,202,835	941,066	27.82%
Short-term borrowed funds	68,756	20,422	236.68%
Federal Home Loan Bank advances	9,158	12,239	-25.17%
Total interest-bearing liabilities	1,070,579	818,666	30.77%
Total shareholders’ equity	114,133	111,057	2.77%

NOTES: All items referring to loans include loans held for sale and are net of unearned income